EXHIBIT 16.1
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Beckman Kirkland & Whitney
5210 Lewis Road, Suite 14
Agoura Hills, CA 91301
Tel: 818 865-0999
Fax: 818 865-0023






May 10, 2004


SECURITIES & EXCHANGE COMMISSION
Washington D.C. 20549

Beckman Kirkland & Whitney, the former accountants for Flamemaster Corporation ("the registrant"), have read and agree with the disclosures the registrant has made in response to Item 304(a) of Regulation S-K on Form 8-KA dated May 5, 2004.


/s/ Beckman Kirkland & Whitney

Agoura Hills, California